MORTGAGE AND SECURITY AGREEMENT

This Mortgage and Security Agreement (collectively, the "Mortgage") is made and entered into as of this 8th day of June, 2012, by Palmer-Mapletree LLC, a Delaware limited liability company with its principal place of business at 9 East 40th Street, Suite 900, New York, New, York (the "Mortgagor") in favor of Country Bank for Savings, a Massachusetts banking institution with a principal place of business at 75 Main Street, Ware, Hampshire County, Massachusetts (the "Mortgagee").

I.	GRANT OF MORTGAGE AND SECURITY INTEREST

1.01	For good and valuable consideration, and in order to secure the prompt and complete payment and performance of any and all charges, debts, claims, agreements, liabilities and obligations of Mortgagor to Mortgagee of every kind, nature and description, whether now existing or hereafter arising, absolute or contingent, direct or indirect, and whether as maker or otherwise, including, without limitation, (i) the payment of a Commercial Note of even date in the principal amount of $500,000.00; (ii) the payment of a Demand Revolving Line of Credit Note in the principal amount of $500,000.00; and (iii) all terms, covenants and agreements contained in this Mortgage, (collectively, the "Obligations"), Mortgagor does hereby grant to Mortgagee, with MORTGAGE COVENANTS, the land, with all buildings and improvements now or hereafter thereon, located at 20 WILBRAHAM STREET, PALMER, HAMPDEN COUNTY, MASSACHUSETTS, as more particularly described in Exhibit A annexed hereto, and with all easements, covenants, agreements and rights which are appurtenant to or benefit such land, and also including any item of Related Personal Property (as hereinafter defined) constituting a fixture under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts (collectively, the "Real Property") and pledges and assigns to Mortgagee, and grants to Mortgagee a security interest in, all right, title and interest of Mortgagor in and to all tangible and intangible personal property (whether now existing or hereafter acquired or arising, and wherever located) upon, concerning or in any way relating to the Real Property, including, without limitation, (i) all fixtures, machinery, equipment, furniture, inventory, building supplies, appliances and other personal property, including but not limited to, all furnaces, ranges, heaters, plumbing goods, gas and electric fixtures, screens, screen doors, mantels, shades, storm doors and windows, awnings, oil burners and tanks or other equipment, gas or electric refrigerators and refrigerating systems, ventilating and air conditioning apparatus and equipment, doorbell and alarm systems, sprinkler and fire extinguishing systems, portable or sectional buildings, and all fixtures of whatever kind or nature now or hereafter contained in or on the Real Property; (ii) all machinery, equipment, furniture, fixtures, accounts, general intangibles, instruments, documents, chattel paper, inventory, building materials or supplies, and appliances used or useful in the construction, operation, maintenance or occupation of the Real Property; (iii) all leases, contracts or agreements relating to the lease, rental, hire or use by Mortgagor of any of the aforementioned personal property; (iv) all leases, tenancies, occupancies and license arrangements pertaining to the Real Property or any portion thereof, and all guaranties and security relating thereto; (v) all rents, issues, profits and other benefits from the Real Property, any of the above described personal property, and any of the leases, tenancies, occupancies, license arrangements and rental agreements relating thereto; (vi) all contracts, agreements, licenses, permits and approvals, privileges, warranties and representations relating to the use, operation, management, construction, repair or service of any of the Real Property or personalty described above; (vii) any and all agreements to sell the Real Property or any portion thereof; (viii) all funds held by Mortgagee as tax or insurance escrow payments or for other purposes; (ix) all insurance policies and all proceeds or unearned insurance premiums relating thereto; (x) all claims, awards, damages, proceeds or refunds from any federal, state or local condemnation or other taking of, and all municipal tax abatements relating to, any or all of the Real Property or any personalty relating thereto; (xi) all construction contracts, subcontracts, architectural agreements, labor, material and payment bonds, guaranties and warranties, and plans and specifications relating to the construction of improvements upon the Real Property, and (xii) all proceeds, products, substitutions and accessions to any of the foregoing (collectively, the "Related Personal Property"). The Real Property and all Related Personal Property shall hereinafter be collectively referred to as the "Collateral".

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1.02	It is expressly intended by Mortgagor that this Mortgage shall at all times secure all of the Obligations, whether now existing or hereafter incurred by future advance or otherwise, whether or not any of the Obligations are related to the present transaction pertaining to this Mortgage or contemplated by Mortgagor or Mortgagee at the time of this Mortgage, and whether or not this Mortgage is referenced within any document evidencing any of such Obligations. To the extent any of the Obligations shall be that of less than all parties constituting the Mortgagor herein, any such co-mortgagor not liable for any of such Obligations hereby expressly hypothecates his/her/its ownership interest in the Collateral to the extent of all Obligations. It is also intended that the lien of this Mortgage shall at all times take priority over any other lien hereafter granted by Mortgagor upon any of the Collateral, whether or not the Obligations secured hereby are incurred prior to or after the grant of such junior lien.

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II.	REPRESENTATIONS, WARRANTIES AND COVENANTS

Mortgagor hereby further covenants, warrants and agrees with Mortgagee as follows:

2.01	Mortgagor shall pay when due, and fully and promptly perform all of the provisions, agreements and covenants of, the Obligations.

2.02	Mortgagor is, and shall hereafter remain, the owner of the Collateral free and clear of all liens and encumbrances, except for the mortgage and security interest created hereby and liens for real estate taxes and municipal betterments not yet due and payable. Mortgagor has the full right, power, and authority to execute and deliver this Mortgage. Mortgagor shall defend the Collateral and Mortgagee forever against all claims and demands of all persons and indemnify Mortgagee against any losses or expenses resulting from such claims and demands.

2.03	Mortgagor shall pay when due all taxes, charges for water, sewer and other municipal services, and assessments, now or hereafter assessed or imposed against any of the Collateral, any interest therein, or any obligations secured thereby. Mortgagor shall deliver to Mortgagee, upon request, evidence of such payments.

2.04	At Mortgagee's request, Mortgagor shall pay monthly, in addition to any other payment due upon the Obligations, an amount equal to one-twelfth (1/12) of the estimated yearly taxes, assessments and other charges which may be levied against the Collateral. Such funds shall be held by Mortgagee, without obligation to pay interest thereon and free of liens and claims of all other creditors of Mortgagor, to pay such taxes, assessments and charges when due, but only to the extent of such funds actually held by Mortgagee. Such funds shall not be, nor deemed to be, trust funds but may at any time be commingled with the general funds of Mortgagee. Such funds are pledged as additional security for the Obligations and may at any time be applied, at Mortgagee's option and without notice to Mortgagor, to the payment of the Obligations. If at any time the funds held by Mortgagee hereunder shall be less than the amount deemed necessary by Mortgagee to pay such taxes, assessments and charges when due, Mortgagor shall pay to Mortgagee, within five (5) days after notice from Mortgagee to Mortgagor requesting payment thereof, any amount necessary to make up the deficiency.

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2.05	Mortgagor, at his own expense, shall keep the Collateral, other than intangible property, insured at all times against fire and all other casualties and contingencies as Mortgagee shall require, and by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to Mortgagee, in its sole and exclusive discretion. Mortgagor shall deposit all such policies and/or certificates evidencing such coverages with Mortgagee on the binding thereof and shall deliver, at least thirty (30) days before the expiration, new policies and certificates for any coverage about to expire. All such insurance policies shall be first payable in case of loss to Mortgagee pursuant to standard mortgagee and loss payee clauses in favor of Mortgagee and shall provide that such policies shall not be cancelled or amended without at least thirty (30) days prior written notice to Mortgagee. In the event of any loss or damage to any of the Collateral, Mortgagor shall immediately notify Mortgagee and the insurer in writing. Mortgagor irrevocably authorizes and empowers Mortgagee as attorney in fact for Mortgagor, at Mortgagee's option and sole discretion, to settle and adjust any claim under such insurance polices, to appear and prosecute any action arising therefrom, and to collect and receive all proceeds thereof unless the casualty is under $50,000 in which case Mortgagor may settle without Mortgagee’s consent. Mortgagor further authorizes Mortgagee, at Mortgagee's option, to apply such proceeds to the Obligations or to make such proceeds available, upon such terms and conditions as Mortgagee shall determine, for the repair, restoration or replacement of Collateral. Mortgagor also authorizes and empowers Mortgagee, at Mortgagee's option, following any Event of Default (as hereinafter defined) under this Mortgage, to cancel or transfer any insurance policy and/or to retain unearned premiums for application to the Obligations.

2.06	Mortgagor shall (i) not commit or permit any physical waste of the Collateral; (ii) keep the Collateral in good operating order and condition at all times; (iii) restore or repair promptly, fully and in a good workmanlike manner the Collateral after any damage or loss thereto; (iv) comply at all times with all laws, ordinances, regulations, requirements and restrictions applicable to the Collateral; and (v) not remove any of the Related Personal Property (unless replaced with equal or better Related Personal Property) or demolish or materially alter any improvements to the Real Property. Mortgagee may, at Mortgagor's sole expense, make or cause to be made reasonable entries upon the Real Property for inspections of the Collateral during normal business hours or at any other time when necessary to protect and preserve any of the Collateral.

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2.07	Mortgagor represents and warrants to Mortgagee that, except for the environmental conditions disclosed in writing to Mortgagee, no condition, activity or conduct exists on or in connection with any of the Collateral which violates any Environmental Law (as hereinafter defined), that no Hazardous Material (as hereinafter defined) was ever, or is now, stored or otherwise present (except in compliance with all Environmental Laws), or disposed of, upon the Real Property, that there has been no release, or threat of release, or any Hazardous Material upon, into or from any of the Collateral, or upon, into or from any premises adjacent to the Real Property, and that Mortgagor has not received any notice of any such release or threat of release or of any violation of any Environmental Law. Mortgagor shall at all times comply with all Environmental Laws, shall not store (except in the ordinary course of Mortgagor's business and in compliance with all Environmental Laws) or otherwise allow the presence of Hazardous Material upon, in or from any of the Collateral, and shall not dispose or release, or allow the disposal or release by any other party, of any Hazardous Materials upon, into or from any of the Collateral. Upon receiving notice or obtaining knowledge of the presence, release or threat of release of any Hazardous Material upon, into or from any of the Collateral, or of any violation of any Environmental Law, Mortgagor shall immediately notify Mortgagee in writing. Upon Mortgagee's request from time to time, Mortgagor shall, at Mortgagor's sole expense, take all such action, including, without limitation, the conducting of engineering tests and response actions, to confirm the absence of any Hazardous Material on, in, under or emanating from any of the Collateral, and if such Hazardous Material is present, to assess, contain and remove any such Hazardous Material. Mortgagor agrees, at Mortgagor's sole cost and expense, to indemnify, defend and hold harmless Mortgagee from and against any and all losses, liabilities, and/or expenses incurred by Mortgagee and arising directly or indirectly from (i) the presence and/or release of Hazardous Material upon, into or from any of the Collateral; (ii) the violation of any Environmental Law; (iii) the Mortgagor's failure to comply with the terms and conditions of this section and/or Mortgagor's breach of any warranty or representation made herein; and/or (iv) Mortgagee's enforcement of this section, including, without limitation, the costs of assessment, containment and/or removal of any Hazardous Material from all or any portion of the Real Property or any surrounding area and/or the costs incurred to effectuate compliance with all Environmental Laws. For purposes of this section, "Environmental Law" or "Environmental Laws" shall mean all federal, state and local laws and regulations, or any judicial or administrative decree or decision, whether now existing or hereafter enacted, promulgated or issued with respect to the use, storage, disposal, transportation, release, or threat of release, of hazardous or toxic materials or substances, including, without limitation, the Massachusetts Oil and Hazardous Material Release Prevention Response Act (M.G.L. Chapter 21E), as from time to time amended, and "Hazardous Material" or substances constituting hazardous or toxic materials or substances under any Environmental Law, including, without limitation, asbestos, urea formaldehyde insulation, and leaded paint. All representations, warranties and indemnities set forth in this section shall survive the payment and performance of the Obligations and shall not merge with any deed given by Mortgagor to Mortgagee in lieu of foreclosure or any deed under a power of sale. All such warranties, representations and indemnities shall, without notice to or further consent of Mortgagor, be assignable to Mortgagee's successors and assigns in any subsequent purchase of all or any portion of the Collateral by, through or under Mortgagee.

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2.08	Mortgagor shall maintain at all times true and complete books and records reflecting the results of the operation of the Collateral and copies of all written contracts, leases and other instruments affecting the Collateral. All books and records, contracts, leases and other instruments shall be subject to examination and copying by Mortgagee at any reasonable time by Mortgagee and at Mortgagor's sole expense.

2.09	That, except as agreed to in writing by Mortgagee, the legal or beneficial ownership of the Real Property or any part thereof or interest therein will not at any time become vested in a person or entity other than Mortgagor. The foregoing shall include, without limitation, the sale, transfer, assignment or other conveyance of the Real Property, the sale, transfer or conveyance (whether voluntary or by operation of law) of legal, partnership, stock or beneficial interest in and/or of Mortgagor, or security interests, except this Mortgage, without, in each instance, prior written approval of Mortgagee. Notwithstanding the foregoing, transfers or issuance of shares of stock in Presidential Realty Corporation, the sole member of Borrower, shall not require the consent of Mortgagee. If the legal or beneficial ownership of the Real Property or any part thereof or any interest therein does become vested in a person or entity other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor(s) in interest with reference to this Mortgage and the Obligations secured hereby, and in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or under the Obligations secured hereby.

2.10	Mortgagor will from time to time do all such things and execute such documents as Mortgagee may reasonably request in order to carry into effect the provisions and intent of this Mortgage and to protect, perfect and maintain Mortgagee's interest in and to the Collateral.

2.11	Mortgagor is not in default under any terms or conditions of any lease or tenancy upon any of the Real Property and shall, at all times, perform all Obligations of Mortgagor under any and all such leases or tenancies, with all such leases and tenancies, and all rents and profits relating thereto, remaining assigned hereby to Mortgagee as additional security for the Obligations. Mortgagor will not, without Mortgagee's prior written consent, (i) accept any prepayment of any rent or other amount due upon any lease or tenancy, except for the current month's rent; (ii) modify, in any material respect, any provision of, or cancel or terminate, any lease or tenancy; or (iii) enter into any lease or tenancy. Upon Mortgagee's request, Mortgagor shall take all action necessary to obtain agreements (in form and substance satisfactory to Mortgagee) from each tenant subordinating such lease or tenancy to the lien of this Mortgage.

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2.12	Mortgagor is, and shall at all times remain, in full compliance with all federal and state laws and regulations (including, without limitation, Section 15B of Chapter 186 of Massachusetts General Laws, as from time to time amended) governing security deposits and last month's rents relating to any lease or tenancy upon the Real Property. Mortgagor agrees, at Mortgagor's sole cost and expense, to indemnify, defend and hold harmless Mortgagee from and against any and all losses, liabilities and/or expenses incurred by Mortgagee in connection with any failure by Mortgagor to comply fully with such laws and regulations. This indemnity shall survive the payment and performance of the Obligations and/or any release of this Mortgage.

2.13	If any of the Collateral shall be damaged or taken through condemnation, or any conveyance in lieu thereof, Mortgagor authorizes Mortgagee, at Mortgagee's option, as irrevocable attorney in fact for Mortgagor, to commence, appear in and/or prosecute, in Mortgagor's or Mortgagee's name, any action or proceeding leading to such condemnation or other taking of the Collateral and to settle or compromise any claim in connection thereto. The proceeds of any award or claim for damages in connection with such condemnation or any other taking, or for conveyances in lieu of condemnation, are hereby assigned and shall be paid to Mortgagee to be applied, after deduction of Mortgagee's costs and expenses incurred in collecting such amounts, at Mortgagee's option, to the payment of the Obligations, whether or not then due, and/or to the restoration or repair of the Collateral, with the balance, if any, to Mortgagor.

2.14	If any portion of the Real Property shall constitute a unit in a condominium or planned unit development, Mortgagor shall at all times perform all of Mortgagor's obligations under the declaration, covenants and/or other constituent documents creating or governing such condominium or planned unit development, including, without limitation, all by-laws and regulations of the condominium or planned unit development.

2.15	If Mortgagor shall fail to perform any of the covenants or agreements contained in this Mortgage, Mortgagee may (in addition to any other right to remedy available to Mortgagee hereunder or otherwise) from time to time, and at Mortgagee's option and without obligation to do so, disburse such amounts and take such action as Mortgagee may deem necessary to effectuate compliance with Mortgagor's covenants and agreements herein, including, but not limited to, paying any taxes or insurance premiums, the payment of which is then due, satisfying any liens or encumbrances on any part of this Collateral, or entering upon the Real Property to make repairs or complete improvements. All amounts so expended or incurred by Mortgagee shall be included in the Obligations of Mortgagor to Mortgagee, shall be payable upon demand, and shall accrue interest at the highest rate applicable to any of the Obligations.

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III.	EVENTS OF DEFAULT

3.01	The term "Event of Default" as used in this Mortgage shall mean any one or more of the following conditions or events: (i) the failure of Mortgagor to pay any amount required to be paid under this Mortgage within ten (10) days of when due or the failure to pay when due any of the other Obligations after the expiration of any applicable grace period; (ii) the failure of Mortgagor to perform any term, covenant, obligation or agreement contained in this Mortgage or any other agreement with the Mortgagee, provided, however, in the event of any non-monetary default under this Mortgage which does not pose an imminent danger to any of the Collateral and provided such default is capable of being cured within thirty (30) days (as determined by the Mortgagee), the Mortgagor shall have thirty (30) days after written notice thereof to fully cure such default; (iii) the occurrence of any default under, or breach of, any term or condition of this or any other mortgage, note and/or security agreement, guaranty or any other agreement between the Mortgagee and the Mortgagor or any guarantors of the Mortgagor, after the expiration of any applicable grace or cure period; (iv) the Mortgagee’s determination that any representation made by the Mortgagor to the Mortgagee at any time was not true or accurate in any material respect when given; (v) the granting of any trust mortgage upon any assets of Mortgagor, the occurrence of any assignment for the benefit of Mortgagor's creditors, or the appointment of a custodian, trustee or receiver with respect to any assets of Mortgagor, or the filing of any petition by or against Mortgagor under the Bankruptcy Reform Act of 1978 (as amended) or any other federal or state law by which Mortgagor is or may be relieved from its debts, provided however, the Mortgagor shall have forty-five (45) days to effect a final dismissal of any involuntary bankruptcy proceeding; (vi) the service of any process upon Mortgagee by which any funds of the Mortgagor being held by Mortgagee may be attached if not dismissed or fully bonded within 30 days; (vii) the attachment of any other assets of the Mortgagor, where such attachment is not released, terminated or fully bonded within thirty (30) days of the order authorizing it; (viii) the entry of any judgment against the Mortgagor which is not satisfied or appealed from within fifteen (15) days of its entry; (ix) the dissolution, termination of existence or liquidation of the Mortgagor; (x) the Real Property, in its entirety, shall be damaged by fire or other casualty or taken through condemnation or conveyance in lieu thereof; (xi) the occurrence of any event of default under any other permitted mortgage and/or security agreement (and/or any of the obligations secured thereby) encumbering any of the Collateral, after the expiration of an applicable cure or grace period; or (xii) the breach of the Statutory Condition herein contained.

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IV.	RIGHTS AND REMEDIES UPON DEFAULT

4.01	Upon the occurrence of an Event of Default, any and all Obligations shall, at Mortgagee's option, become immediately due and payable without notice or demand, and the Mortgagee, with or without taking possession of the Collateral, may (i) collect all rents, payments in the nature of rents, or account receivables relating to the Collateral; (ii) sell, lease or otherwise dispose of any or all of the Collateral in its then condition or following such preparation or processing as Mortgagee deems advisable; (iii) without assuming the obligations of Mortgagor thereunder, exercise the rights of Mortgagor under any contract, lease, permit, license or other beneficial right pertaining to any of the Collateral; (iv) either directly, by agent, or by appointment of receiver, and with or without bringing any action or proceeding, maintain, repair and/or preserve the Collateral, construct the improvements thereon, or otherwise make alterations thereto, and/or manage, lease or operate the Collateral on such terms as Mortgagee in its sole discretion deems proper and appropriate; (v) exercise the Statutory Power of Sale; (vi) foreclose any and all rights of Mortgagor in and to any of the Collateral; (vii) proceed by a suit or suits at law or in equity or by other appropriate proceedings or remedy to collect the Obligations; (viii) require Mortgagor to assemble any or all of the Related Personal Property and make it available to Mortgagee, at Mortgagor's sole risk and expense, in a place or places determined by Mortgagee; (ix) take possession of any or all of the Collateral; and/or (x) exercise any other right or remedy of a mortgagee or secured party under the laws of the Commonwealth of Massachusetts.

4.02	This Mortgage is upon the STATUTORY CONDITION, upon the breach of which Mortgagee shall have, in addition to all other rights and remedies hereunder, the STATUTORY POWER OF SALE.

4.03	All rights and remedies of Mortgagee hereunder shall be cumulative and not exclusive of any other rights and remedies available to Mortgagee at law or in equity. No indulgence, delay or omission by Mortgagee in exercising or enforcing any of its rights or remedies hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default hereunder shall operate as a waiver of any other Event of Default hereunder, nor as a continuing waiver.

4.04	Any sale or other disposition of the Related Personal Property may be at public or private sale and upon such terms and in such manner as Mortgagee deems advisable. Mortgagee may conduct such sale or other disposition of the Related Personal Property upon the Real Property, in which event Mortgagee shall not be liable for any rent or charge for such use of the Real Property. Mortgagee may sell any of the Related Personal Property as part of the Real Property, or any portion or unit thereof, at the foreclosure sale or sales conducted pursuant hereto. Mortgagor waives any right to require marshalling of any of its assets in connection with any disposition conducted pursuant hereto, the single total price for the Collateral, or for such part thereof as is sold, may be accepted by Mortgagee with no obligation to distinguish between the application of proceeds amongst the real or personal property comprising the Collateral. If all or any portion of the Collateral is sold by Mortgagee, Mortgagor shall pay Mortgagee, on demand, an amount equal to one percent (1.00%) of the purchase price thereof, in addition to the Obligations and any other amounts due Mortgagee hereunder. The obligation of Mortgagor to pay such amounts shall be included in the Obligations and shall accrue interest at the highest rate applicable to any of the Obligations.

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4.05	In the event Mortgagee, in the exercise of the Statutory Power of Sale contained herein, elects to sell the Collateral in parts or parcels, said sales may be held from time to time, and the power shall not be exhausted until all of the Collateral not previously sold shall have been sold and the Obligations paid in full.

4.06	Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor's true and lawful attorney in fact, to take, after the occurrence of an Event of Default, any action with respect to the Collateral to preserve, protect and/or realize upon Mortgagee's interest therein, all at the sole risk, costs and expense of Mortgagor, and for the sole benefit of Mortgagee. Mortgagee shall not be obligated to exercise such power, but if Mortgagee so elects to exercise it, Mortgagee shall not be accountable for more than it actually receives as a result of such exercise of power and shall not be responsible to Mortgagor, except for Mortgagee's willful misconduct and actual bad faith. All powers conferred upon Mortgagee by this Mortgage, being coupled with an interest, shall be irrevocable until terminated by written instrument executed by Mortgagee.

V.	NOTICE

5.01	All notices required or permitted hereunder shall be in writing and shall be deemed given when personally delivered or deposited in the United States mail and, if delivered by mail, shall be mailed by registered or certified mail, return receipt requested, which is pre-paid and addressed as follows: If to Mortgagee, to the address hereinabove stated as Mortgagee's address or such other address as Mortgagee shall designate to Mortgagor in writing for the receipt of notice pursuant hereto, and if to Mortgagor, to either the address hereinabove stated as Mortgagor's address, to the Real Property or any portion thereof, or to such other address as Mortgagor shall designate to Mortgagee in writing for the receipt of notice pursuant hereto.

VI.	MISCELLANEOUS

6.01	In the event Mortgagor is more than one person or entity, all of such parties constituting Mortgagor shall be jointly and severally liable hereunder, and each reference in this Mortgage to Mortgagor shall mean each of such co-mortgagors, individually, as well as collectively.

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6.02	The proceeds of any collection, sale or disposition of the Collateral or of any other payments received hereunder, shall be applied to the Obligations in such order and manner as Mortgagee shall determine in its sole discretion, any statute, custom or usage to the contrary notwithstanding. Mortgagor shall remain liable to Mortgagee for any deficiency remaining following such application.

6.03	This Mortgage and all other instruments executed in connection herewith incorporate all discussions and negotiations between Mortgagor and Mortgagee concerning the matters included herein and in such other instruments. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No modification, amendment or waiver of any provision hereof, or of any provision of any other agreement between Mortgagor and Mortgagee, shall be effective unless executed in writing by the party to be charged with such modification, amendment or waiver.

6.04	Mortgagor shall pay on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution and delivery of this Mortgage and of any other documents and agreements by Mortgagor in favor of Mortgagee, including, without limitation, reasonable attorneys' fees and expenses, and all expenses which Mortgagee may hereafter incur in connection with the collection of the Obligations or the protection or enforcement of any of Mortgagee's rights and remedies against Mortgagor, any Collateral, and any guarantor or endorser of the Obligations. Mortgagor authorizes Mortgagee to pay all such fees and expenses and to charge the same to any account of Mortgagor with Mortgagee.

6.05	Mortgagor shall, within ten (10) days of written request from Mortgagee, furnish Mortgagee with a written statement, duly acknowledged, setting forth the amount of the Obligations, any right to set off, counterclaim or other defense which may exist or be claimed by Mortgagor against the Obligations.

6.06	Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any action, omission, or failure to act by Mortgagee with respect to the exercise or enforcement of its rights under this Mortgage or its relationship with Mortgagor. This Mortgage and Mortgagee's exercise of its rights hereunder shall not operate to place any responsibility upon Mortgagee for the control, care, management or repair of the Collateral, nor shall it operate to place any responsibility upon Mortgagee to perform the obligations of Mortgagor under any lease, license, or contract, or to make Mortgagee responsible or liable for any waste committed on the Collateral, any damages or defective condition of the Collateral, or any negligence in the management, upkeep, repair or control of the Collateral.

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6.07	Mortgagor shall indemnify, defend and hold harmless Mortgagee of and from any and all claims or liabilities (except for such claims or liabilities arising from Mortgagee's willful misconduct or actual bad faith) asserted against and/or incurred by Mortgagee in connection with the Obligations, this Mortgage, the Collateral, or any part thereof, or the exercise by Mortgagee of any of its rights or remedies hereunder.

6.08	Mortgagor expressly waives all rights to trial by jury, as to all issues, including any counterclaims, without exception, in any action or proceeding relating, directly or indirectly, to the Obligations, this Mortgage, the Collateral or Mortgagee's relationship with Mortgagor.

6.09	This Mortgage and Security Agreement shall be binding upon Mortgagor and Mortgagor's successors and assigns and shall enure to the benefit of Mortgagee and Mortgagee's successors and assigns.

6.10	Any determination that any provision of this Mortgage or any application thereof if invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality and enforceability of such provision in any other instance, nor the validity, legality or enforceability of any other provision of this Mortgage.

6.11	This Mortgage shall be governed by the laws of the Commonwealth of Massachusetts, and shall take effect as a sealed instrument.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage and Security Agreement under seal as of the day and year first above written.

WITNESS:	Palmer-Mapletree LLC

	By:	/s/ Nickolas W. Jekogian, III
Nickolas W. Jekogian, III, Manager

	By:	/s/ Alexander Ludwig
Alexander Ludwig, Manager

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